FIRST AMERICAN SCIENTIFIC CORP.                                                                                                           EXHIBIT 99.1

FASC APPOINTS KELLY NIAVIS CHIEF FINANCIAL OFFICER

January 31, 2012 - Abbotsford, British Columbia - First American Scientific Corp. today announced that its Board of Directors has appointed Mrs. Kelly Niavis to the position of Chief Financial Officer and Chief Accounting Officer, effective January 26, 2012.   Ms. Niavis replaces Cal Kantonen who died last year.

About The Company:

First American Scientific Corp. (OTC.BB:fasc:us) provides technological solutions to environmental problems. The Company's products are used in material reduction, waste management, and global recycling. First American's products are also used in the recycling of drywall, glass, and waste paper, as well as the extraction of precious metals.

Forward looking statement:

This press release may contain statements of a forward-looking nature regarding future events. These statements are only predictions, and actual events may differ materially. Please refer to documents that First American Scientific Corp. files from time to time with the Securities and Exchange Commission for a discussion of certain factors that could cause actual results to differ materials from those contained in the forward-looking statements.

Contact:
First American Scientific Corp.
#201 - 30758 South Fraser Way
Abbotsford, British Columbia
Canada V2T 6L4
(604) 850-8959